Exhibit 16

                             (CORPORATE LETTERHEAD)
                                                                 J PAUL KENOTE
                                               CERTIFIED PUBLIC ACCOUNTANT, PC
                                                          1618 SW FIRST AVENUE
                                                                     SUITE 215
                                                        PORTLAND, OREGON 97201
                                                                (503) 241-2977
                                                            FAX (503) 224-9049
                                                        MESSAGE (503) 248-7849

December 16, 1999



Securities and Exchange Commission
450 Fifth St., N.W.
Washington, D.C.  20549

Re:      Advantage Technologies, Inc. fka Simulator Systems, Inc.
         Form 10-SB

Dear Sir of Madam:

In compliance with Item 340(a)(3) of Regulation S-B, we are advising you that we agree with the registrant's disclosures in Part II, Item 3 of its Registration Statement of Form 10-SB. We did not have any disagreements with the registrant on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure.

Sincerely,



/s/ J. Paul Kenote

J. Paul Kenote, CPA